SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

PACIFIC ALLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51777 (Commission File Number)	87-0445849 (IRS Employer ID No.)

986 West 2nd Street, Building 12-A, Bay 6,  Ogden, UT 84404

(Address of principal executive office)

Registrant's telephone number, including area code: 801-621-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On January 3, 2011, Pacific Alliance Corporation (the “Registrant”) dismissed Gumbiner Savett, Inc. (“Gumbiner”) as the Registrant’s independent registered public accounting firm. The decision to dismiss Gumbiner was approved by the Registrant’s board of directors on January 3, 2011.

Gumbiner had been retained by the Registrant on July 29, 2010, replacing Spector & Associates, LLP (“Spector”), the Registrant’s then independent registered public accounting firm. During the time of Gumbiner’s engagement as the Registrant’s independent registered public accounting firm, Gumbiner did not issue any reports on the Registrant’s financial statements.

During the engagement period (July 29, 2010 to January 3, 2011) (i) there were no disagreements between the Registrant and Gumbiner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Gumbiner, would have caused Gumbiner to make reference to the matter in a report on the Registrant’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has requested Gumbiner to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by the Registrant.  A copy of such letter, dated January 4, 2011, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

(b) On January 3, 2011, the Registrant engaged HJ & Associates, LLC (“HJ”) to serve as the Registrant’s independent registered public accounting firm for the year ending December 31, 2010. During the past two fiscal years ended December 31, 2009 and 2008, and from December 31, 2009 to January 3, 2011, the Registrant did not consult with HJ regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements. The decision to engage HJ was approved by the Registrant’s board of directors on January 3, 2011.

Item 9.01 Financial Statements and Exhibits

16.1  Letter from Gumbiner Savett, Inc. to the Securities and Exchange Commission dated January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  January 5, 2011

PACIFIC ALLIANCE CORPORATION

By: /S/ Steven Clark

Steven Clark

Chief Executive Officer/President